Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


            As independent public accountants, we hereby consent to the incorporation of our reports dated February 5, 1999, included in this Form 10-K for the year ended December 31, 1998, into the Company's previously filed Registration Statements File Nos. 333-03534, 333-11705, 333-12637, 333-22249,
and 333-20921.




ARTHUR ANDERSEN LLP
New Orleans, Louisiana
March 31, 1999














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